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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-09305, 333-53746, and 333-89707 of Pegasystems Inc. on Form S-8 of our report dated March 9, 2001, appearing in this Annual Report on Form 10-K of Pegasystems Inc. for the year ended December 31, 2000.


Deloitte & Touche LLP
Boston, Massachusetts
March 30, 2001